                                                                  Exhibit 3(i).4

                            Certificate of Amendment

                                       of

                Amended and Restated Certificate of Incorporation

                                       of

                                BNS HOLDING, INC.

                Under Section 242 of the General Corporation Law

      It is hereby certified that:

      1.    The   name  of  the   corporation   is  BNS   Holding,   Inc.   (the
"Corporation").

      2.    The Amended and  Restated  Certificate  of  Incorporation  is hereby amended by deleting  Article  Fourth in its entirety  and  replacing it with the following:

            "FOURTH:  The aggregate number of shares of capital stock which this
            Corporation  shall have  authority to issue is  6,000,000  shares of which  5,000,000  shares  shall be Class A Common  Stock,  $0.01 par value per share and 1,000,000 shares shall be Preferred Stock, $1.00 par  value  per  share.  The  Class  A  Common  Stock  is  sometimes hereinafter referred to as the "Common Stock."

                  The voting  powers,  designations,  preferences  and relative,
            participating,   optional   or  other   special   rights,   and  any
            qualifications,  limitations or restrictions thereof, of the Class A
            Common  Stock  and the  Preferred  Stock  shall be  governed  by the following provisions.

                  A. CLASS A COMMON STOCK

                  Except  as   otherwise   provided  in  this   Certificate   of
            Incorporation, each share of Common Stock shall have the same rights and privileges  and rank equally,  share ratably and be identical in all respects as to all matters.

                  1. DIVIDENDS, COMBINATIONS AND SUBDIVISIONS.

                  Subject to the  limitations  prescribed  herein,  any  further limitations in accordance herewith and any resolution or resolutions of the Board of Directors  providing  for the issuance of any series of Preferred Stock,  holders of shares of Class A Common Stock shall be  entitled  to  receive,  when  and as  declared  by the  Board of
            Directors,  out of the  assets or funds  which are by law  available therefore,  dividends payable in cash, or in property,  or in shares of Class A Common  Stock,  or in shares of any  series of  Preferred
            Stock, or in any combination thereof.

                  2. VOTING.

                  (a) Except as provided by law or except as expressly  provided herein,  at every meeting of  stockholders,  every holder of Class A
            Common  Stock shall be entitled to one vote on all matters in person or by proxy for each share of Class A Common  Stock  outstanding  in his name on the transfer books.

                  (b)  Except  as may  otherwise  be  required  by  law or  this
            Certificate  of  Incorporation  the holders of Class A Common  Stock shall vote together as a single class,  subject to any voting rights which may be granted to holders of any series of Preferred Stock.

                  B. PREFERRED STOCK.

                  The Board of Directors is  expressly  authorized  at any time, and from time to time,  to provide for the issuance of shares of the class of  Preferred  Stock in one or more  series  with such  voting powers,  full or  limited,  or  without  voting  powers  (except  as otherwise  required by ARTICLE  EIGHTH) and with such  designations, preferences and relative,  participating,  optional or other special rights, and qualifications,  limitations or restrictions thereof, as shall be stated  and  expressed  in the  resolution  or  resolutions providing for the issue  thereof  adopted by the Board of Directors,
            and  as  are  not  stated  and  expressed  in  the   Certificate  of
            Incorporation of this  Corporation,  including (but not limiting the generality thereof) the following:

                        (a) The number of shares to constitute each such series,
                  and the designation of each such series;

                        (b)  The  dividend   rate  of  each  such  series,   the
                  conditions  and  dates  upon  which  such  dividends  shall be payable,  the relation (including  preferences,  if any) which such  dividends  shall  bear to the  dividends  payable on any other  class or  classes  or on any  other  series of class or
                  classes  of  stock,   and  whether  such  dividends  shall  be
                  cumulative or non-cumulative;

                        (c)  Whether  the  shares  of any such  series  shall be
                  subject to redemption by this Corporation and, if made subject to such  redemption,  the times,  prices  and other  terms and conditions of such redemption;

                        (d) The terms and amount of any  sinking  fund  provided
                  for the purchase or redemption of shares of any such series;

                        (e) Whether or not the shares of each such series  shall
                  be convertible  into or  exchangeable  for shares of any other class  or  classes  or of any  other  series  of any  class or classes of stock of this Corporation, and if provision be made for the conversion or exchange,  the times,  prices,  rates of exchange,  adjustments,  and any other terms and conditions of such conversion or exchange;

                        (f) The  extent,  if any,  to which the  holders  of the
                  shares  of each such  series  shall be  entitled  to vote with respect to the election of directors or otherwise;

                        (g) The restriction,  if any, on the issue or reissue or
                  sale of any additional Preferred Stock;

                        (h) The rights of the holders of the shares of each such
                  series  (including  preferences,  if any,  over the  rights of holders of any other  class or classes or of any other  series of any class or classes) upon the  dissolution of, or upon the distribution of assets of, this Corporation;

            but all  series of  Preferred  Stock at any time  outstanding  shall constitute but one class of capital stock.

                  Except as  otherwise  required by ARTICLE  EIGHTH or as may be otherwise required by law and except for such voting powers, if any, with respect to the election of directors or other matters as may be stated in the  resolution or  resolutions  of the Board of Directors creating  any series of  Preferred  Stock,  the  holders of any such series  shall have no voting power  whatsoever.  Except as otherwise provided in this ARTICLE FOURTH,  any amendment to this  Certificate of  Incorporation  which shall  increase or decrease the  authorized stock of any class or classes may be adopted by the  favorable  vote of the holders of a majority of the voting power of the  outstanding shares of the stock of this Corporation  entitled to vote in respect thereof.

                  Subject to the powers,  preferences,  rights,  qualifications, limitations and restrictions  with respect to each class,  including any  series  thereof  (including  without  limitation  the  class of
            Preferred  Stock,  and  any  series  thereof),   of  stock  of  this
            Corporation having any preference or priority over the Common Stock, the  holders of Common  Stock  shall have and possess all powers and rights pertaining to the stock of this Corporation.

                  C.    SERIES B PARTICIPATING PREFERRED STOCK

                  1. Designation and Amount.  The shares of such series shall be designated as "Series B Participating  Preferred Stock" (the "Series
            B Stock") and the number of shares constituting such series shall be
            170,000.  The number of shares of Series B Stock may be increased or decreased  by a resolution  duly adopted by the Board of  Directors,

            but may not be  decreased  below  the  number  of shares of Series B
            Stock  then  outstanding  plus the  number  of shares  reserved  for issuance  upon  the  exercise  of  outstanding  options,  rights  or
            warrants  or  upon   conversion   of  any   outstanding   securities
            convertible into Series B Stock.

            2. Dividends and Distributions.

                        (a)  Subject  to the  prior and  superior  rights of the
                  holders of any shares of any series of Preferred Stock ranking prior  and  superior  to the  shares  of  Series B Stock  with respect to dividends,  the holders of shares of Series B Stock shall be entitled to receive,  when, as and if declared by the
                  Board of  Directors  out of funds  legally  available  for the purpose,  quarterly  dividends payable in cash on the last day of April,  July,  October  and January in each year (each such date being referred to herein as a "Quarterly Dividend Payment
                  Date"),  commencing on the first  Quarterly  Dividend  Payment
                  Date  after the first  issuance  of a share or  fraction  of a share of Series B Stock,  in an amount per share  (rounded  to the  nearest  cent)  equal to the  greater of (a) $1.00 or (b)
                  subject to the provision for  adjustment  set forth in Section
                  C.8 hereof,  100 times the  aggregate  per share amount of all cash  dividends,  and 100 times the aggregate per share amount
                  (payable  in  kind)  of  all   non-cash   dividends  or  other
                  distributions  other  than a  dividend  payable  in  shares of
                  Common Stock, as defined in Article Fourth of this Certificate of  Incorporation  of the  Corporation as amended (the "Common
                  Stock") or a subdivision of the  outstanding  shares of Common
                  Stock (by  reclassification  or  otherwise),  declared  on the
                  Class A Common  Stock as  defined  in  Article  Fourth  of the
                  Certificate  of  Incorporation  of the  Corporation as amended since the immediately  preceding  Quarterly  Dividend  Payment
                  Date or, with respect to the first Quarterly  Dividend Payment
                  Date,  since the first  issuance of any share or fraction of a share of Series B Stock.

                        (b)  The   Corporation   shall  declare  a  dividend  or
                  distribution  on the Series B Stock as provided  in  paragraph
                  (a) of this  Section  C.2  immediately  after  it  declares  a dividend or  distribution  on the Class A Common  Stock (other than a  dividend  payable in shares of or a  subdivision  with respect to Common  Stock);  provided,  however,  that,  in the event no dividend or distribution  shall have been declared on the  Class A  Common  Stock  during  the  period  between  any
                  Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Stock  shall  nevertheless  be payable on such subsequent Quarterly Dividend Payment Date.

                        (c) Dividends shall begin to accrue and be cumulative on
                  outstanding  shares  of  Series  B Stock  from  the  Quarterly
                  Dividend Payment Date next preceding the date of issue of such shares  of  Series B Stock,  unless  the date of issue of such shares is prior to the  record  date for the  first  Quarterly

                  Dividend  Payment Date, in which case dividends on such shares shall begin to accrue  from the date of issue of such  shares, or unless the date of issue is a  Quarterly  Dividend  Payment
                  Date or is a date after the record date for the  determination of holders of shares of Series B Stock  entitled  to receive a quarterly  dividend and before such Quarterly Dividend Payment
                  Date, in either of which events such dividends  shall begin to accrue and be cumulative from such Quarterly  Dividend Payment
                  Date.  Accrued but unpaid  dividends  shall not bear interest.
                  Dividends  paid on the  shares  of Series B Stock in an amount less  than the  total  amount  of such  dividends  at the time accrued and payable on such shares shall be allocated pro rata on a  share-by-share  basis  among all such shares at the time outstanding.  The Board of Directors may fix a record date for the  determination  of  holders  of  shares  of Series B Stock entitled  to receive  payment of a  dividend  or  distribution declared  thereon,  which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

            3. Voting Rights. The holders of shares of Series B Stock shall have the following voting rights:

                        (a) Subject to the provision for adjustment set forth in
                  Section C.8 hereof, each share of Series B Stock shall entitle the  holder  thereof  to one  hundred  votes  on  all  matters submitted to a vote of the stockholders of the Corporation.

                        (b) Except as otherwise  provided  herein or required by
                  applicable  law,  the  holders of shares of Series B Stock and the holders of shares of Common  Stock shall vote  together as one class on all matters  submitted to a vote of  stockholders of the Corporation.

                        (c) Except as set forth herein or required by applicable
                  law,  holders of Series B Stock  shall have no special  voting rights and their consent shall not be required  (except to the extent they are  entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            4. Certain Restrictions.

                        (a) Whenever  quarterly  dividends or other dividends or
                  distributions  payable  on the Series B Stock as  provided  in
                  Section C.2 are in arrears,  thereafter  and until all accrued
                  and  unpaid  dividends  and  distributions,   whether  or  not
                  declared,  on shares of Series B Stock  outstanding shall have been paid in full, the Corporation shall not:

                              (i)  declare or pay  dividends  on, make any other
                        distributions  on, or redeem or  purchase  or  otherwise
                        acquire for  consideration  any shares of stock  ranking
                        junior  (either  as to  dividends  or upon  liquidation,
                        dissolution or winding up) to the Series B Stock;

                              (ii) declare or pay dividends on or make any other
                        distributions on any shares of stock ranking on a parity
                        (either as to dividends or upon liquidation, dissolution
                        or winding up) with the Series B Stock, except dividends
                        paid  ratably on the Series B Stock and all such  parity
                        stock on which  dividends  are  payable or in arrears in
                        proportion  to the total amounts to which the holders of
                        all such shares are then entitled;

                              (iii) redeem or purchase or otherwise  acquire for
                        consideration  shares of any stock  ranking  on a parity
                        (either as to dividends or upon liquidation, dissolution
                        or winding  up) with the Series B Stock,  provided  that
                        the  Corporation  may at any time  redeem,  purchase  or
                        otherwise acquire shares of any such parity stock (A) in
                        exchange  for  shares  of any  stock of the  Corporation
                        ranking   junior   (either  as  to   dividends  or  upon
                        dissolution,  liquidation or winding up) to the Series B
                        Stock or (B) in  accordance  with  subparagraph  (iv) of
                        this Section C.4(a); or

                              (iv) redeem or purchase or  otherwise  acquire for
                        consideration  any  shares  of  Series B  Stock,  or any
                        shares of stock  ranking  on a parity  with the Series B
                        Stock,  except in accordance  with a purchase offer made
                        in writing or by publication (as determined by the Board
                        of Directors) to all holders of the  outstanding  shares
                        of such stock upon such terms as the Board of Directors,
                        after  consideration  of the respective  annual dividend
                        rates and other relative  rights and  preferences of the
                        respective  series and classes,  shall determine in good
                        faith will result in fair and equitable  treatment among
                        the respective series or classes.

                        (b) The  Corporation  shall not permit any subsidiary of
                  the   Corporation   to  purchase  or  otherwise   acquire  for
                  consideration  any shares of stock of the  Corporation  unless the  Corporation  could,  under  paragraph (a) of this Section
                  C.4,  purchase or  otherwise  acquire such shares at such time and in such manner.

            5.  Reacquired  Shares.  Any  shares  of  Series  B Stock  redeemed, purchased or  otherwise  acquired by the  Corporation  in any manner
            whatsoever  shall  be  retired  and  canceled   promptly  after  the
            acquisition  thereof.  All such shares shall upon their cancellation become  authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors,  subject to the conditions and restrictions on issuance set forth herein.

            6. Liquidation, Dissolution or Winding Up.

                        (a)  Upon  any  liquidation  (voluntary  or  otherwise),
                  dissolution or winding up of the Corporation,  no distribution shall be made to the holders of shares of Common  Stock or any
                  other  stock  of  the   Corporation   ranking   junior   (upon
                  liquidation,  dissolution or winding up) to the Series B Stock unless, prior thereto, the holders of shares of Series B Stock shall have received  $100.00 per share plus an amount equal to all accrued and unpaid  dividends and  distributions  thereon, whether  or not  declared,  to the date of such  payment  (the
                  "Series B Liquidation  Preference").  Following the payment of the full  amount of the Series B  Liquidation  Preference,  no additional  distributions  shall  be  made to the  holders  of shares of Series B Stock unless, prior thereto, the holders of shares of Common  Stock  (which  term shall  include,  for the
                  purposes   only  of  this  Section  C.6,  any  series  of  the
                  Corporation's  Preferred  Stock  ranking on a parity  with the
                  Common  Stock upon  liquidation,  dissolution  or winding  up)
                  shall  have   received  an  amount  per  share  (the   "Common
                  Adjustment")  equal to the  quotient  obtained by dividing the
                  Series  B  Liquidation  Preference  by 100  (as  appropriately adjusted  as set forth in Section  C.8 hereof to reflect  such events as stock splits, stock dividends and  recapitalizations with respect to the Common  Stock;  such number in this clause
                  (ii),  as the  same may be  adjusted  from  time to  time,  is hereinafter  referred to as the  "Adjustment  Number".  In the event, however, that there are not sufficient assets available to permit payment in full of the Common  Adjustment,  then any remaining  assets shall be distributed  ratably to the holders of Common  Stock.  Following the payment of the full amount of the Series B Liquidation  Preference and the Common Adjustment
                  in  respect  of all  outstanding  shares of Series B Stock and
                  Common  Stock,  respectively,  holders  of  shares of Series B
                  Stock and  holders  of shares of Common  Stock  shall  receive their ratable and proportionate  share of any remaining assets to be distributed in the ratio of the Adjustment Number to one
                  (1) with respect to such Series B Stock and Common Stock, on a per share basis, respectively.

                        (b) In the event, however, that there are not sufficient
                  assets  available  to permit  payment  in full of the Series B
                  Liquidation Preference and the liquidation  preferences of all other  series of  Preferred  Stock,  if any,  which  rank on a parity  with the  Series B Stock,  then any  remaining  assets shall be  distributed  ratably to the  holders of the Series B
                  Stock and the holders of such parity  stock in  proportion  to their respective liquidation preferences.

                        (c)  None  of  the  merger  or   consolidation   of  the
                  Corporation into or with any other entity,  the sale of all or
                  substantially   all  of  the   property   and  assets  of  the

                  Corporation or the  distribution  to the  stockholders  of the
                  Corporation of all or substantially  all of the  consideration for such  sale,  unless  such  consideration  (apart  from the
                  assumption  of  liabilities)  or  the  net  proceeds   thereof
                  consists substantially entirely of cash, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section C.6.

                        (d) Each share of Series B Stock shall stand on a parity
                  with each other share of Series B Stock or any other series of
                  the  same  class  of   Preferred   Stock  upon   voluntary  or
                  involuntary liquidation, dissolution or distribution of assets or winding up of the Corporation.

            7.  Consolidation,  Merger, etc. In case the Corporation shall enter into any consolidation,  merger, combination or other transaction in which the  outstanding  shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property,  then in any such case the outstanding  shares of Series B
            Stock shall at the same time be similarly exchanged or changed in an amount per share  (subject to the provision for adjustment set forth in Section C.8 hereof)  equal to 100 times the  aggregate  amount of stock, securities, cash and/or any other property (payable in kind), as the case may be,  into  which or for which  each share of Class A
            Common Stock is changed or exchanged.

            8. Certain  Adjustments.  In the event the Corporation  shall at any time declare or pay any  dividend on Common Stock  payable in shares
            of  Common  Stock,   or  effect  a  subdivision  or  combination  or
            consolidation  of  the  outstanding   shares  of  Common  Stock  (by
            reclassification  or  otherwise  than by payment  of a  dividend  in shares of Common Stock) into a greater or lesser number of shares of
            Common  Stock,  then,  in each such case,  the  amounts set forth in
            Sections  C.2(a) and  C.2(b),  C.3(a),  C.6(a)  and C.7 hereof  with respect to the multiple of cash and non-cash  dividends,  votes, the
            Series B Liquidation  Preference  and an aggregate  amount of stock, securities,  cash and/or other  property  referred to in Section C.7 hereof,  shall be adjusted by multiplying  such amount by a fraction the  numerator  of which is the  number of  shares  of Common  Stock outstanding  immediately  after  such event and the  denominator  of which is the number of shares of Common Stock that were  outstanding immediately prior to such event.

            9.  Ranking.  The  Series B Stock  shall rank pari passu with (or if determined  by the Board of Directors in any vote  establishing  any other  series  of  Preferred  Stock,  either  senior  and  prior  in preference  to, or junior  and  subordinate  to, as the case may be)
            each other series of Preferred Stock of the Corporation with respect to dividends  and/or  preference  upon  liquidation,  dissolution or winding up.

            10. Redemption. The shares of Series B Stock may be purchased by the
            Corporation  at such  times  and on such  terms as may be  agreed to between the  Corporation and the redeeming  stockholder,  subject to any limitations  which may be imposed by law or this  Certificate of
            Incorporation, as amended.

            11. Amendment.  The Certificate of Incorporation of the Corporation,
            as  amended,  shall  not  be  amended  in  any  manner  which  would materially alter or change the powers, preferences or special rights of the Series B Stock so as to affect  them  adversely  without  the affirmative  vote  of the  holders  of  two-thirds  or  more  of the outstanding  shares of Series B Stock,  voting  together as a single class.

            12. Fractional Shares.  Series B Stock may be issued in fractions of a share  which  shall  entitle the  holder,  in  proportion  to such holder's  fractional  shares,  to exercise  voting  rights,  receive dividends,  participate in distributions  and to have the benefit of all other rights of holders of Series B Stock

      3.    This  amendment  shall be  effective  as of 9:03 A.M.  of August 13,
2007.

      4.    The amendment of the certificate of  incorporation  herein certified has been duly adopted in  accordance  with the  provisions of Section 242 of the
General Corporation Law of the State of Delaware.

      IN WITNESS  WHEREOF,  the  Corporation  has  caused  this  Certificate  of
Amendment  of the  Amended  and  Restated  Certificate  of  Incorporation  to be
executed on this 10th day of August, 2007.

                                    BNS HOLDING, INC.

                                    /s/ Kenneth Kermes
                                    --------------------------------------------
                                    Name: Kenneth Kermes
                                    Title: President